NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




INVESTOR CONTACTS:

Thomas Bocchino                           Matthew J. Dennis, CFA
Vice President, Finance and Treasurer     NBS Investor Relations
New Brunswick Scientific Co., Inc.        Clear Perspective Group, LLC
732.650.2500                              732.226.3030
tbocchino@nbsc.com                        mdennis@cpg-llc.com
------------------                        -------------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                   NEW BRUNSWICK SCIENTIFIC CO., INC., REPORTS
               THIRD-QUARTER AND NINE-MONTH 2006 FINANCIAL RESULTS

            NINE-MONTH EARNINGS MORE THAN DOUBLE ON 13% HIGHER SALES


EDISON, NEW JERSEY, NOVEMBER 8, 2006-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced record 2006 third-quarter and nine-month net sales and higher net income versus the corresponding periods of 2005.

For the three months ended September 30, 2006, net sales were up 11.4% to $18.0 million from $16.1 million reported for the 2005 comparable period.
Third-quarter net income rose 32.1%, to $1.1 million. This compares with $833,000 for the same period one year ago. Earnings per diluted share increased to $0.12 from last year's $0.09.

For the nine months ended September 30, 2006, net sales advanced 12.9% to $53.5 million from the $47.4 million reported for the 2005 nine-month period. The revenue improvement reflected international and domestic sales increases of 16.0% and 8.4%, respectively, from the prior-year period. Net income more than doubled to $2.7 million, or $0.29 per diluted share, from $1.2 million, or $0.14 per diluted share, for the 2005 nine-month period.

The increase in net sales for the nine months was due principally to higher shipments of fermentation equipment, ultra-low temperature freezers and cell culture equipment, partially offset by a $339,000 foreign currency translation effect on international sales due to the stronger dollar versus the year-ago period.

Gross margin for the third quarter was 42.5% versus 42.0% in the same period a year ago, and for the nine months, increased to 41.5% from 2005's 40.1%. Selling, general and administrative expenses as a percentage of sales amounted to 27.1% for third-quarter and 26.9% for the nine-month period of 2006, versus 26.5% and 28.3%, respectively, for last year's corresponding periods. Research, development and engineering expenses for the 2006 quarter were $167,000 lower than in 2005, and declined to $3.4 million from 2005's $3.5 million for the first nine months of 2006.

Income from operations for the third-quarter and nine-months improved significantly to $1.8 million and $4.4 million, respectively, compared with $1.3 million and $2.1 million for the corresponding year-ago periods. These increases represent operating income growth of 32.1% for the quarter and 112.4% for the nine-months.

During the 2006 third quarter, new orders increased 9.4% from third-quarter 2005. New orders also rose for the first nine months of the year, up 8.0% from the same period a year ago.

Co-founder and Chairman David Freedman said: "Our product-development investments continue to augment the effects of the healthy demand in our markets, validating our strategy. For the third consecutive quarter, net sales set new quarterly records."

To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

HTTP://WWW.CLEARPERSPECTIVEGROUP.COM/CLEARSITE/NBSC/EMAILOPTIN.HTML
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ABOUT NEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global innovator providing a comprehensive line of equipment and instrumentation for the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, environmental research and commercial products. Established in 1946, the Company is headquartered in Edison, New Jersey, with sales and distribution facilities located in the United States, Europe and Asia. For more information, please visit www.nbsc.com .
                             ------------

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements include a number of risks and uncertainties, which are detailed in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2005, and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

                            -FINANCIAL TABLES FOLLOW-


                                      # # #
              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)
                                   (Unaudited)

                                        THREE MONTHS ENDED    NINE MONTHS ENDED
                                        SEPT. 30,   OCT. 1,  SEPT. 30,   OCT. 1,
                                          2006       2005     2006        2005
                                        --------   -------   ---------  --------

Net sales                                $17,971   $16,137    $53,524    $47,425
Operating costs and expenses:
  Cost of sales                           10,333     9,352     31,315     28,425
  Selling, general and administrative
    expenses                               4,870     4,279     14,414     13,402
  Research, development and
    engineering expenses                   1,003     1,170      3,436      3,546
                                          ------     -----     ------      -----

Total operating costs and expenses        16,206    14,801     49,165     45,373
                                          ------    ------     ------     ------
Income from operations                     1,765     1,336      4,359      2,052
Other income (expense):
  Interest income                             93        69        267        180
  Interest expense                           (88)      (86)      (255)     (267)
  Other, net                                  18        34        (47)        55
                                          ------    ------     -------    ------
                                              23        17        (35)      (32)
                                          ------    ------     -------    ------
Income before income tax expense           1,788     1,353      4,324      2,020
Income tax expense                           688       520      1,624        776
                                          ------    ------     ------     ------
Net income                                $1,100    $  833     $2,700     $1,244
                                          ======    ======     ======     ======
Basic income per share                    $ 0.12    $ 0.09     $ 0.30     $ 0.14
                                          ======    ======     =======    ======
Diluted income per share                  $ 0.12    $ 0.09     $ 0.29     $ 0.14
                                          ======    ======     =======    ======


Basic weighted average number of shares
 outstanding                               9,204     8,996      9,140      8,945
                                          ======     =====     ======     ======
Diluted weighted average number of
 shares outstanding                        9,250     9,048      9,196      9,003
                                          ======     =====     ======     ======




                    SELECTED CONSOLIDATED BALANCE SHEET ITEMS
                             (Dollars in thousands)
                                   (Unaudited)

                                            SEPTEMBER 30,    DECEMBER 31,
                                                2006             2006
                                            ------------     ------------

Cash and cash equivalents                    $ 10,814        $ 11,351
Accounts receivable, net                       11,582          11,989
Inventories                                    15,847          13,155
Property, plant and equipment, net              8,569           6,595
Total assets                                   59,330          54,966
Accounts payable and accrued expenses          10,152          10,782
Long-term debt, net of current installments     1,072           1,389
Shareholders' equity                           42,533          36,718
Working capital                                25,340          22,870
Current ratio                                2.7 to 1        2.5 to 1